Exhibit 99


                               Form 4 Joint Filer Information

Name:    Menlo Ventures VI, L.P.

Address: 3000 Sand Hill Road, Building 4, Suite 100

         Menlo Park, CA 94025

Designated Filer:       MV Management VI, L.P.

Issuer & Ticker Symbol: VNUS Medical Technologies, Inc. [VNUS]

Date of Event Requiring Statement: 11/10/05

Signature: //Henry D. Montgomery
          --------------------------

By: Henry D. Montgomery, General Partner